UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 15, 2009

PANGLOBAL BRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-131531	20-8531711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2853 E. Pico Blvd., Los Angeles CA 90023
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	323 266-6500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

We are filing this Amendment No. 1 on Form 8-K/A for the sole purpose of correcting a typographical error in the amount indicated as being converted from previous loans to the terms of the convertible loan agreement under the pari passu and loan modification agreement described under Item 1.01 of the current report on Form 8-K filed with the SEC on June 22, 2009. Except as specifically indicated herein, no other information included in the current report on Form 8-K filed with the SEC on June 22, 2009 is being amended.

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Loan Agreement and Subscription Agreements

On June 15, 2009, we entered into a convertible loan agreement, dated for reference April 9, 2009, with 15 lenders, whereby the lenders agreed to loan our company the aggregate principal amount of US$1,000,000 bearing interest at 9% per annum, compounded and payable bi-annually, on the outstanding principal, and repayable on or before April 30, 2011. At the same time, US$1,187,500 of outstanding loans under loan agreements with Sinecure Holdings Limited, Peter Hough and Providence Wealth Management Ltd., was converted from the terms of those previous loan agreements to the same terms as the convertible loan agreement under the Pari Passu and Loan Modification Agreement described below.

Interest on the loan may be paid in cash or shares of our common stock, or any combination thereof, at our discretion. If interest is paid in shares, the conversion price will be US$0.15 in value of interest per share.

At any time on or before April 30, 2011, the lenders may give us written notice and convert all or a portion of the loan into units, consisting of one share of our common stock and one common share purchase warrant, at a price per unit of US$0.10. Each common share purchase warrant is exercisable into one share of our common stock at a price of US$0.15 per share for a period of 24 months.

Pursuant to the convertible loan agreement, the lenders appointed Chelsea Capital Corporation as the attorney on behalf of the lenders. Chelsea Capital has full power of substitution to do and execute any acts, consents and/or waivers and to receive notices from our company in connection with the convertible loan agreement.

A copy of the convertible loan agreement is attached as exhibit 10.1 to the current report on Form 8-K filed with the SEC on June 22, 2009.

In connection with the convertible loan agreement, on June 15, 2009, we entered into a private placement subscription agreement with each lender to evidence the respective portion of the loan made to our company by such lender. In accordance with the convertible loan agreement, upon notice by a lender or lenders of their intention to convert the loan, a lender may convert all or a portion of the loan into units, as described above, at a price per unit of US$0.10. The forms of private placement subscription agreements are attached as exhibits 10.2 and 10.3 to the current report on Form 8-K filed with the SEC on June 22, 2009.

US$970,000 of the convertible loan was loaned by 14 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

US$30,000 of the convertible loan was loaned by one U.S. person pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

No advertising or general solicitation was employed in offering the securities.

The securities issued in the non-brokered private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933, as amended.

Security Agreement

In connection with the convertible loan agreement, on June 15, 2009, we executed a security agreement dated for reference April 30, 2009, for the benefit of Chelsea Capital Corporation on behalf of all of the lenders under the convertible loan agreement. Pursuant to the security agreement, we agreed to create a security interest by way of priority security interest in our present and after-acquired personal property and such other collateral described in the security agreement in favour of Chelsea Capital and the other lenders.

A copy of the security agreement is attached as exhibit 10.4 to the current report on Form 8-K filed with the SEC on June 22, 2009.

Pari Passu and Loan Modification Agreement

On June 15, 2009, we entered into a pari passu and loan modification agreement, dated for reference April 9, 2009, with Providence Wealth Management Ltd., Sinecure Holdings Limited, Peter Hough, an individual, and Chelsea Capital Corporation, whereby it was agreed that:

(a) US$1,187,500, representing the aggregate balance of the outstanding loans to the company pursuant to: (i) the loan agreement dated effective March 4, 2008 with Sinecure Holdings Limited and Capella Investments Inc. (Capella Investments subsequently transferred all its interest under such loan agreement to Peter Hough), and (ii) the loan agreement dated January 16, 2009 with Providence Wealth Management Ltd., would be converted from the terms of the such previous loan agreements to the terms of the convertible loan agreement described above; and

(b) all security interests created pursuant to: (i) the security agreement dated for reference April 9, 2009 for the benefit of Chelsea Capital; (ii) the security agreement dated March 4, 2008 for the benefit of Sinecure Holdings and Peter Hough; and (iii) the security agreement dated January 16, 2009 for the benefit of Providence Wealth Management, will have equal priority and that the creation, registration, filing and existence of the security interests will not constitute an event of default under any of such security agreements.

A copy of the Pari Passu and Loan Modification agreement is attached as exhibit 10.5 to the current report on Form 8-K filed with the SEC on June 22, 2009.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included under Item 1.01 of this current report on Form

8-K/A.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form

8-K/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANGLOBAL BRANDS INC.

/s/ Charles Lesser

Charles Lesser

Chief Financial Officer

Date: June 29, 2009

CW2680437.1